Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Forms S‑8 (Nos. 333-216106, 333-209755, 333-201796, 333-193802, and 333-190101) and S-3 (No. 333-221960) of Agios Pharmaceuticals, Inc. of our report dated February 14, 2018 relating to the financial statements and the effectiveness of internal controls over financial reporting, which appears in this Form 10‑K.

/s/ Pricewaterhouse Coopers LLP

Boston, Massachusetts
February 14, 2018